UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENERNOC, INC.

(Exact name of the Registrant as specified in its charter)

Delaware	87-0698303
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Federal Street, Suite 300

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-140632

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1.    Description of The Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s common stock, $0.001 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-140632) as filed with the Securities and Exchange Commission (the “Registration Statement”) is hereby incorporated by reference in response to this item.

Item 2.    Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.2*	Form Amended and Restated Certificate of Incorporation of EnerNOC, Inc. to be effective upon completion of the offering made under the Registration Statement.

3.4*	Form of Amended and Restated Bylaws of EnerNOC, Inc. to be effective upon completion of the offering made under the Registration Statement.

4.1*	Form of Specimen Common Stock Certificate.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERNOC, INC.

By:	/s/ Neal Isaacson
Neal Isaacson
Chief Financial Officer

Date: May 15, 2007

Exhibit Index

Exhibit Number	Description
3.2*	Form Amended and Restated Certificate of Incorporation of EnerNOC, Inc. to be effective upon completion of the offering made under the Registration Statement.
3.4*	Form of Amended and Restated Bylaws of EnerNOC, Inc. to be effective upon completion of the offering made under the Registration Statement.
4.1*	Form of Specimen Common Stock Certificate.

*                    Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 (File No. 333-140632).